Exhibit 10.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-120669) pertaining to the France Telecom U.S. Employee Shareholding - November 2004 Plan and in the Registration Statement on Form S-8 (No. 333-114841) pertaining to the France Telecom Liquidity Plan for US Employees of Orange SA - April 2004 Plan of our report dated February 10, 2005 (except for Note 33 for which the date is May 12, 2005) and our report dated March 4, 2003 with respect to the consolidated financial statements of France Telecom S.A., included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission on May 16, 2005.

/s/    ERNST & YOUNG Audit

Represented by Christian Chiarasini

Courbevoie, France

May 16, 2005